CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Boston Carriers, Inc. (formerly known as Integrated Inpatient Solutions, Inc.) on Form S-1 (File No. 333-191564) of our report dated March 30, 2016 with respect to the consolidated financial statements for the years ended December 31, 2015 and 2014 for Boston Carriers, Inc. (formerly known as Integrated Inpatient Solutions, Inc.) included in the Annual Report (Form 10-K) for the year ended December 31, 2015.

Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

March 30, 2016